Exhibit 99.1

CONFIDENTIAL TREATMENT REQUESTED

SUPPLY AGREEMENT

This agreement ("Supply Agreement") is effective as of May 21, 2015, between these parties:

Nightforce Optics, Inc. (“NIGHTFORCE” or “Buyer”), with a place of business at 336 Hazen Lane, Orofino, ID 83544.

And

Optex Systems Inc, (“OPTEX” or “Seller”) 1420 Presidential Dr., Richardson, TX 75081.

1.	Introduction

The Supply Agreement covers existing procurement and future product development between NIGHTFORCE and OPTEX (See also - Non-Disclosure Agreement (NDA) in Appendix A).

The purpose of the Supply Agreement is to strengthen the relationship between NIGHTFORCE and OPTEX through increased assembly of released products at OPTEX, increased engineering discussions, and future product development.

2.	Definitions

The following definitions apply to this Supply Agreement:

a.	“FOB ORIGIN” – shall mean Free on Board by the terms of the Uniform Commercial Code, from the Seller’s facility.

b.	“Long-Term Production” – long-term production shall mean the total products forecasted over the initial two years of this supply agreement.

c.	“New Product Introduction” (“NPI”) - shall mean the initial market offering of a newly developed additional product from NIGHTFORCE.

3.	Structure of Agreement

a.	If NIGHTFORCE issues a purchase order under this Supply Agreement, that purchase order shall be considered a delivery order under this Supply Agreement and does not create a separate contract.

b.	This Supply Agreement supersedes any prior verbal or written understanding between the Parties. In the event of a conflict between this Supply Agreement and its Appendices, this Supply Agreement shall prevail.

Supply Agreement

c.	This Supply Agreement shall not itself constitute a purchase order nor shall it compel NIGHTFORCE to place orders with Seller. However, it is agreed that any purchase order placed with Seller by NIGHTFORCE under and as part of this Supply Agreement, with specific reference to that effect, shall be subject to and governed by all the terms and conditions of this Supply Agreement.

4.	Prices and Deliveries

a.	Unit pricing is outlined in Appendix B of this Supply Agreement and shall be effective immediately upon execution of this document, based upon FOB ORIGIN.

b.	All recurring, unit prices outlined in Appendix B are fixed prices for the full term of this Supply Agreement with any additional adjustments solely permitted in accordance with the Cost Containment initiatives identified in Section 7.

c.	Prices are also inclusive of any and all costs incurred by Seller to develop the product and to industrialize the production line.

d.	Currency: Prices are stated in U.S. dollar currency.

e.	Appendix “B” contains NIGHTFORCE’s current demand and current future forecast.

5.	Production Rate

a.	Delivery dates in NIGHTFORCE purchase orders and actual Sellers’s deliveries shall be in accordance with total lead-time of weeks to be agreed upon.

b.	Purchase orders shall state the quantity of products to be manufactured and delivered during the period covered by the purchase order, and any other unique terms beyond those contained herein as mutually agreed. NIGHTFORCE shall place purchase orders and delivery date requirements for products and OPTEX shall manufacture and deliver products in support of same. OPTEX shall insure a fifty percent (50%) surge capacity above the maximum production rate levels listed with a ninety (90) calendar days’ notice by NIGHTFORCE, contingent on material availability.

6.	Annual Business Review

a.	An Annual Business Review between Seller and NIGHTFORCE shall be conducted at the Buyer’s or Seller’s facility, as agreed upon, as called by Buyer with a minimum of two weeks notice unless mutually agreed for a shorter notice. The Annual Business Review shall, as a minimum, discuss the following:

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Supply Agreement

i.	Delivery Order Status
ii.	Cost Containment Efforts
iii.	Forecast Status
iv.	Other Items as necessary
v.	Continuous Improvement Efforts
vi.	Development efforts and effects on standing production orders.

7.	Cost Containment

a.	Through the Annual Business Review process, OPTEX shall identify plans to reduce labor and material costs where appropriate. Prices for the products will be adjusted annually to reflect any such cost improvement achieved in relation to annual inflation rates.

b.	Supply price variance (“PPV”) generated through OPTEX’s sole efforts with sources of materials or process changes shall be retained by OPTEX. Supply price variances generated as a result of shared efforts between OPTEX and NIGHTFORCE regarding material or process changes will be cause for adjusting the price of the affected items as those changes are implemented.

c.	Unit prices may be re—negotiated between the Parties to reflect process or material changes made by OPTEX. Upon verification and agreement by NIGHTFORCE, prices may be adjusted when the changes are implemented.

8.	Ordering

a.	NIGHTFORCE will provide a firm order window of ~~sixty~~ ninety (~~120 60~~ 90) days and a forecast period of twelve (12) months on a monthly rollover basis.

b.	In the case of order cancellation, applying only to purchase orders issued by NIGHTFORCE and accepted by Optex, NIGHTFORCE assumes liability for the cost of: (a) non-cancelable/non-returnable material required solely to support the requirements within the time period of OPTEX’s internal cycle time plus the lead-time of that material: and (b) any surplus material due to minimum order quantities and minimum buys.

c.	NIGHTFORCE agrees to the following targets: aggregate annual minimum order values, to include open commitments upon sale, provided that OPTEX meet the required agreed upon quality and delivery objectives for each supplied part and is not otherwise in breach of this Supply Agreement or any purchase order released hereunder.

2015 - $3,000,000

2016 - $3,900,000

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Supply Agreement

d.	In the event that the total 2 year minimum order value ($6,900,000) is achieved prior to the end of year 2, NIGHTFORCE’s and OPTEX’s obligations under this Supply Agreement shall be considered satisfied and open for extension.

e.	If OPTEX does not receive a purchase order for the part numbers outlined in Appendix B or the actual quantities awarded are less than the forecast in Appendix B, the Seller and Buyer agree to adjust the annual minimum order values accordingly and the terms of the Exclusivity terms listed in Section 10.

f.	The parties acknowledge and agree that the quantities listed in Appendix B are solely for forecasting and planning only, and in no event shall this be a legal binding commitment until NIGHTFORCE’s issuance of a purchase order.

9.	Duration

a.	The term of this Supply Agreement shall begin on the date of last signature and remain in full force and effect for two (2) years from that date. Buyer has the option to extend this Supply Agreement annually, which continues the forecasted volumes for three (3) years.

10.	Exclusivity

a.	OPTEX will be the exclusive supplier to NIGHTFORCE for those products listed in Appendix B until the terms of this agreement are met, as long as OPTEX continues to meet the required and agreed upon quality, delivery objectives, and cost targets for each supplied part and is not otherwise in breach of this Supply Agreement or any purchase order released hereunder.

b.	OPTEX agrees to work exclusively with NIGHTFORCE on their markets of interest of commercial sporting optics and select military optics.

c.	Optex has existing business with manufacturers of DoD/Commercial Stabilized Monoculars, DoD Standard Observation Binoculars, and DoD/Commercial Digital spotting scopes. These products do not fall under this agreement.

d.	If future opportunities for OPTEX are identified which appear to be in conflict with NIGHTFORCE’S future markets of interest, the parties agree to negotiate the addition or exclusion of that opportunity under this agreement.

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Supply Agreement

11.	Obsolescence

a.	OPTEX shall provide NIGHTFORCE with one (1) year advance notice prior to discontinuing the manufacture of any products being supplied by NIGHTFORCE under this Supply Agreement. OPTEX agrees to accept Supply orders that NIGHTFORCE may place with OPTEX for six (6) months after the date of such advance notice with no limitation in quantity of products and with deliveries scheduled within one year after the notice date. If capacity constraints exist, the parties will negotiate an acceptable delivery schedule.

12.	Changes

a.	Seller Initiated Changes - Seller may make minor engineering, manufacturing and/or producability changes and improvements to the product, which do not affect weight, installation, performance, interchangeability or certification of the complete product. Such changes shall have no effect on form, fit, or function and shall not result in a change to part number, dash number, or modification/revision level of the complete product. Any such minor product changes and improvement may be made by the Seller without NIGHTFORCE’s approval provided they are accomplished at no cost to NIGHTFORCE. NIGHTFORCE shall be notified of all such changes.

b.	For the Seller initiated product changes pertaining to this Supply Agreement and related Supply orders, other than the changes described in 11.2.a. above, Seller shall describe, through written notice to NIGHTFORCE, all change(s) and the effect of such change(s) on the product and its intended operation and application. Should Seller elect to make design changes to the product, any cost impact shall be borne by Seller.

c.	Modifications or changes where NIGHTFORCE must be notified for concurrence include, but are not limited to, the following:
1.	Any change that materially alters the operation of or the procedures with respect to the use of the product;
2.	Any change that would affect form, fit or function of NIGHTFORCE intended use for the product;
3.	Any change affecting the price at which the product would be sold to NIGHTFORCE.

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Supply Agreement

4.	NIGHTFORCE will not unreasonably withhold its concurrence or agreement, as the case may be, to any Seller initiated change.
5.	Mandated Changes -If the NIGHTFORCE customer changes its requirements or issues new requirements, and it is necessary that product units ordered or to be ordered under this Supply Agreement by NIGHTFORCE be changed in order to permit delivery of the product meeting such new requirements of the customer, the Seller shall make or cause such changes to be made in the product. The costs of making such changes shall be borne by NIGHTFORCE.
6.	Requested Changes - In the event that NIGHTFORCE requests changes or modifications to the product, Seller shall advise NIGHTFORCE of the effect, if any, of such change on the product. Upon request of NIGHTFORCE, Seller shall offer configuration changes and if Seller agrees to make such changes it shall promptly commence whatever action is thereafter agreed upon by the parties, provided that Seller and NIGHTFORCE have agreed on the effect, if any, on the product specifications, delivery and price and this Supply Agreement and any affected Supply orders are amended in writing accordingly.

d.	Standard Change Management Process - Any changes to be communicated to the other party will be defined on an Engineering Coordination Memo (“ECM”) and shall be transmitted to the other party through their authorized representatives. Neither party shall take any action to implement any such ECM until such ECM has been incorporated into this Supply Agreement or any affected purchase order in writing by an authorized Procurement official of NIGHTFORCE. A log of all ECM activity is to be maintained by the respective engineering organizations of the parties. A format and protocol for the ECM shall be mutually agreed between the parties.

e.	The effectivity of any agreed change to the product to be delivered under this Supply Agreement shall be mutually agreed in writing between the parties.

f.	Seller shall support NIGHTFORCE in demonstrations by equivalence and/or requests for deviations and waivers on the product as required.

13.	Risk and Business Assessments

a.	OPTEX will maintain and provide a risk mitigation plan, including disaster recovery, identifying the efforts to achieve business continuity, at no additional cost to NIGHTFORCE.

b.	OPTEX will perform regular business and quality assessments of all suppliers/sources used to meet the material requirements of NIGHTFORCE product unless waived in writing by NIGHTFORCE Quality. NIGHTFORCE may request documented plans to perform and maintain assessments and access to completed assessments. As completed assessments deem necessary, OPTEX will document a risk mitigation plan for any sources not meeting requirements.

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Supply Agreement

c.	Upon documented request, OPTEX will provide component traceability on selected critical components to specific product serial numbers at no additional cost to NIGHTFORCE. Traceability may be from either component to product or product to component.

14.	Litigation

a.	A dual or mixed jurisdiction shall be implemented in the event that any controversy or claim arises out of, or results from, this Supply Agreement or the performance there of.
b.	If NIGHTFORCE raises issue with OPTEX the parties agree that the forum for resolution will be in a Texas state for federal court.
c.	If OPTEX raises issue with NIGHTFORCE the parties agree that the forum for the resolution will be in an Idaho state for federal court.

15.	Termination

a.	This Supply Agreement may be terminated by either party at any time with 60 days written notice.

This Supply Agreement is executed in two (2) original copies. Any and all Appendices, Exhibits, Attachments, and/or mutually agreed Amendments to this Supply Agreement are an integral part of this Supply Agreement.

IN WITNESS WHEREOF, the parties have caused this Supply Agreement to be duly executed by their authorized representatives on the last signature date herein as written.

Nightforce Optics, Inc.	Optex Systems Inc.

BY /s/ Klaus J. Johnson	BY/s/ Danny Schoening

TYPED NAME Klaus J. Johnson	TYPED NAME_Danny Schoening

TITLE Product and Business Development Manager	TITLE CEO

DATE 5/26/2015	DATE 5/21/2015

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APPENDIX A

Optex Systems, Inc.
1420 Presidential Drive
Richardson, TX 75081
Tel: (972) 764 - 5700
Fax: (972) 764 - 5701

NON – DISCLOSURE AGREEMENT

No. 2014-AOC-1031

The AGREEMENT herein, dated as of 09 December 2014 is by and between Optex Systems, Inc., (hereinafter referred to as "OPTEX"), a Delaware corporation having a place of business at 1420 Presidential Drive, Richardson, TX 75081, and Nightforce Optics Inc. (hereinafter referred to as "Nightforce") an Idaho corporation having a place of business at 336 Hazen Lane, Orofino, ID 83544, both referred to herein collectively as "the Parties").

WHEREAS the Parties desire that disclosure of certain Proprietary Information (as defined below) be exchanged relating to potential mutual business opportunities regarding collaboration on miscellaneous optical systems (the "Opportunities").

NOW THEREFORE, in consideration of receipt of such Proprietary Information and the mutual promises made herein, the Parties agree as follows:

1.	The term "Proprietary Information" means all information and data relating to the Parties' technology, products, services or other business, in whatever form such information may be disclosed, including, without limitation: (i) product or service information, including designs and specifications, development plans, patent applications, and strategy; (ii) marketing information, including lists of potential or existing customers or suppliers, marketing plans and surveys; (iii) computer software, including codes, flowcharts, algorithms, architectures, menu layouts, routines, report formats, data compilers and assemblers; and (iv) financial information, including sales, pricing and revenue information; and if applicable, (v) Government programmatic information and information concerning all such programs and its contractors. For Proprietary Information exchanged in relation to a Government proposal or other Government opportunity, the parties shall treat the Proprietary Information in strict accordance with the Procurement Integrity Act. Under this Agreement, Proprietary Information shall include, but not be limited to, derivative and residual forms of Proprietary Information, as well as proprietary information of the Parties’ client(s) and licensors, all of which shall be treated in strict accordance with the provisions herein.

"Proprietary Information" shall not include information which the recipient can prove: (i) that as of the time of receipt by the recipient is in the public domain or subsequently enters the public domain without breach of this Agreement by the recipient; (ii) that as of the time of receipt by the recipient, is already known to or is in the possession of the recipient, and written notice of such prior knowledge or possession is given to the disclosing party immediately after receipt; (iii) is independently developed by or for the recipient as evidenced by the recipient's own files and records; (iv) is received in good faith by the recipient from a third party that was lawfully in possession of the information and had the right to disclose the same; (v) is disclosed to third parties by the disclosing party on a non-confidential basis; or (vi) that the Parties mutually agree in writing to release from the terms of this Agreement. The burden of proof that Proprietary Information is subject to one of the above exclusions shall be borne by the party claiming such exemption.

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"Proprietary Information" in whatever form or medium disclosed, may contain technical data or articles controlled by the U.S. International Traffic in Arms Regulation (ITAR) 22 C.F.R Chapter I, Subchapter M, Parts 120-30. All such data is controlled by the U.S. International Traffic in Arms Regulation; is subject to the export controls of the U.S. Government; and may not be further transferred by any means to a foreign person [a non-U.S. Person], whether in or outside of the U.S., without an export license or other prior written approval from the U.S. Department of State.

2.	Each party agrees that, for three (3) years after receipt of Proprietary Information under this Agreement, or for the duration of a resulting contract, whichever is longer, such Proprietary Information received from the other party: (i) will only be used for the purpose of the Opportunities; (ii) will not be disclosed to any third party without prior written approval of the disclosing party; (iii) may only be disclosed within the receiving organization on a "need-to-know" basis to persons who have been advised of the existence of this Agreement and agree to be bound by its terms; (iv) will be treated with at least the same degree of care as the recipient treats its own Proprietary Information, but in no event with less than a reasonable degree of care; (v) will be copied only to the extent necessary for the purpose of the Opportunities; and (vi) will remain the property of the disclosing party.

3.	In the event either party receives a subpoena or other validly issued administrative or judicial process demanding confidential or proprietary information of the other party, the recipient shall promptly notify the disclosing party and tender to it the defense of such demand. Unless the demand shall have been timely limited, quashed, or extended, the recipient shall thereafter be entitled to comply with such demand to the extent permitted by law. If requested by the party to whom the defense has been tendered, the recipient shall cooperate (at the expense of the requesting party) in the defense of a demand.

4.	All information to be treated as Proprietary Information shall be marked as such when it is disclosed in written form, and, in the event information that is intended to be treated as Proprietary Information is disclosed verbally, the disclosing party shall identify the Proprietary Information as such at the time of verbal discussions. Neither the execution and delivery of this Agreement, nor the furnishing of any Proprietary Information by the Parties hereunder shall be construed as granting to any other party to this Agreement, either expressly, by implication, estoppel, or otherwise, a license under any trademark, patent, copyright or any other intellectual property right hereafter owned or controlled by the party furnishing same.

5.	Each party acknowledges that unauthorized disclosure or use of the other party's Proprietary Information could cause irreparable harm and significant injury to the other party that may be difficult to ascertain. Accordingly, each party agrees that the other party shall have the right to seek and obtain immediate injunctive relief from breach or threatened breach of this Agreement, in addition to any other rights and remedies it may have.

6.	Each party shall return to the disclosing party the original and all copies of written information furnished to the other upon the disclosing party's request or upon the recipient's determination that it no longer has a need for such Proprietary Information.

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7.	Each party agrees not to disclose or use any Proprietary Information of the other party in any manner, directly or indirectly, for the purpose or with the result of obtaining, for itself or any third party, an advantage, benefit or gain, whether real or potential, over the general public, whether in connection with investing or trading in securities or for any other purpose other than the Opportunities. Each party acknowledges that such use or disclosure of Proprietary Information may constitute insider trading in violation of federal law, resulting in severe sanctions on individuals and the corporate entities involved in insider trading.

8.	Nothing in this Agreement is intended to, or shall be deemed to, constitute a joint venture or partnership of any kind between, the Parties nor any separate business entity.

9.	Each party shall bear its own respective costs, expenses, risks and liabilities arising from its activities hereunder.

10.	This Agreement shall become effective upon the date of execution and shall remain in force and effect for a period of three (3) years therefrom, after which it shall automatically expire; notwithstanding the foregoing, it may be terminated at any time by either party by giving ten (10) days notice in writing to the other party hereto. However, the provisions set forth in Article 2 of this Agreement shall survive the expiration or other termination thereof and shall remain in full force and effect with respect to any Confidential Information exchanged by the parties notwithstanding the expiration or other termination of the Agreement.

11.	The parties agree that, during the term of this Agreement and for a period of one (1) year thereafter, neither party shall solicit for employment employees of the other party met or learned of through discussions related to this Agreement, nor seek to entice, attract, or induce such employees to leave the employ of the other party, without the prior written permission of an authorized representative of the other party.

12.	The Parties agree that all obligations undertaken herein shall survive and continue after any termination of this Agreement.

13.	This Agreement is accepted in the State of Texas and its validity shall be determined under and its terms construed in accordance with the laws of the State of Texas without regard to principles of conflicts of law.

14.	This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes all other understandings or representations, oral or written, relating thereto. This Agreement may not be modified except by a written document executed by both Parties.

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IN WITNESS WHEREOF, the Parties hereto have, through duly authorized representatives, executed this Agreement effective as of the day, month and year set forth above.

Optex Systems, Inc.		Nightforce Optics Inc.

BY:		BY:

NAME:	Danny Schoening	NAME:	Kevin Stockdill

TITLE:	CEO	TITLE:	Director

DATE:	09 December 2014	DATE:	09 December 2014

TEL:	(972) 764-5678	TEL:	(208) 476-9814

EMAIL:	dschoening@optexsys.com	EMAIL:	kstockdill@nightforceoptics.com

FAX:	(972) 764-5699	FAX:	(208) 476-9817

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APPENDIX B

CONFIDENTIAL TREATMENT REQUESTED
APPENDIX B	Outstanding Balance due on Open P.O. (June 2015)	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Cost Per Unit	Annual Quantities (After Initial PO is met, Oct on)	Annual Dollar Amounts
Currently on Order
	PO#s 14812 / 15452
	1115 / 800															$711,360
	831 / 800															$342,000
	926 / 800															$1,249,440
	975 / 800															$342,000

Under Quotation (Pending Pricing Verification and Delivery Schedule)														Est.
	N/A															$534,400
	N/A															$1,062,000

Future Development Opportunity (To Be Supplied for Quotation)		Estimated, will provide firmer quantities when development is finalized													Est.
	N/A													TBD	1130	TBD
	N/A													TBD	740	TBD
	N/A													TBD	1080	TBD
	N/A													TBD	1450	TBD
	N/A													TBD	1130	TBD

The blacked out cells on this page are being omitted pursuant to a request for confidential treatment.